UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangement of Certain Officers.

On April 19, 2017, the Compensation Committee of the Board of Directors of MobileIron, Inc. (the “Company”) approved its 2017 Executive Bonus Plan in which the Chief Executive Officer, as well as the Chief Financial Officer and certain other named executive officers participate (the “2017 Executive Bonus Plan”). The 2017 Executive Bonus Plan has a one year term and replaces and supersedes the 2016 Executive Bonus Plan maintained by the Company with respect to such individuals.

Pursuant to the terms of the 2017 Executive Bonus Plan, our Chief Executive Officer, Barry Mainz, is eligible to receive a target bonus of $518,333; our Chief Financial Officer, Simon Biddiscombe, and our Senior Vice President, Engineering and Chief Software Development Officer, Daniel Fields, each are eligible to receive a target bonus of $186,189.

The foregoing description of the Bonus Plan is qualified in its entirety by the terms set forth in the 2017 Executive Bonus Plan attached hereto as Exhibit 10.1.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	MobileIron, Inc. 2017 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: April 25, 2017
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Financial Officer

INDEX TO EXHIBITS

uly

Exhibit No.	Description
10.1	MobileIron, Inc. 2017 Executive Bonus Plan